Exhibit 99.1

Apco Oil and Gas International Inc.
(NASDAQ: APAGF)
One Williams Center MD 35-8
Tulsa, OK 74172
800-600-3782
www.apcooilandgas.com

News Release [Apco logo]

DATE: Nov. 5, 2010

MEDIA CONTACT:	INVESTOR CONTACT:
Kelly Swan (918) 573-4944	Thomas Bueno (918) 573-2570

Apco Reports Third-Quarter 2010 Results

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that for the three and nine-month periods ended Sept. 30, 2010, it generated unaudited net income attributable to Apco of $6.6 million and $17.7 million, or $0.22 and $0.60 cents per share, compared with net income of $6.3 million and $16.7 million for the same periods in 2009.

Net income was relatively unchanged quarter-to-quarter as higher operating revenues were offset by the combination of greater costs and operating expenses and higher income tax expense.

Compared with third-quarter 2009, total operating revenues increased by $2.6 million. Higher average sales prices resulted in a favorable impact on operating revenues of $3.5 million for the quarter.

The benefits of higher sales prices were partially offset by lower oil sales volumes due to increased oil inventory resulting from timing of oil deliveries. Oil production volumes were flat quarter-to-quarter.

Total costs and operating expenses for the quarter increased by $2.1 million, primarily from higher production and lifting costs, greater exploration expense and higher selling and administrative expense.

Higher average sales prices and greater equity income from Argentine investments led to the increase in net income for the year-to-date period. These favorable variances were partially offset by greater exploration expense for the acquisition of seismic information, higher production and lifting costs, increased provincial production taxes and higher income tax expense.

Year-to-date through Sept. 30, Apco incurred $5.7 million more exploration expense than in the comparable period of 2009 due to increased exploration activity, which substantially offset the benefits of higher sales prices.

In 2010, significant seismic acquisition investments were made in Argentina and Colombia compared with minimal activity in 2009. These planned expenditures are an integral part of management’s strategy to grow in the company’s core area in Argentina and its new blocks in Colombia.

“Year-to-date, the improved commodity price environment – combined with steady production volumes – has enabled us to increase net income even with the higher levels of exploration activity in 2010,” said Ralph Hill, Apco’s chairman and chief executive officer.

“As we conclude interpreting the seismic information acquired earlier this year, we’re encouraged about our exploration drilling prospects for 2011,” Hill added.

2010 Capital Program

Capital expenditures during the first nine months of 2010 were $24 million. The major component of Apco’s capital program for the period was development drilling in its Neuquén, Austral and Northwest basin properties. Additional activities included exploration drilling in the Agua Amarga and Coirón Amargo exploration permits.

In the Agua Amarga exploration permit, testing of the Jarilla Quemada x-1 gas well drilled earlier in the year began in September and should finish in the fourth quarter.

In the third quarter, Apco drilled the first two wells under the farm-in agreement in the Coirón Amargo exploration permit. Testing is under way and should also be completed in the fourth quarter.

“After entering our drill-to-earn farmout agreement in the Coirón Amargo exploration block in the Neuquén basin earlier this year, we are pleased to have drilled the first two exploration wells. Completion and testing should be completed in the fourth quarter, after which we will have the option to drill two additional wells to earn another 22.5 percent interest,” said Thomas Bueno, Apco’s president and chief operating officer.

“In Colombia, we expect to sign the contract for the Llanos 40 exploration block before year-end, and are working with our partners to choose drilling locations in the Turpial and Llanos 32 blocks. We anticipate spudding our first exploration well in Colombia during the first half of 2011,” Bueno added.

Apco Oil and Gas International Inc.
Summary of Earnings
(In Thousands of Dollars Except Per Share Amounts)
	2010	2009
Three months ended Sept. 30

Operating revenue	21,686	19,059

Costs and operating expenses	16,801	14,701

Investment income	3,537	3,585

Net income attributable to Apco	6,589	6,319

Per share	0.22	0.21

	2010	2009
Nine months ended Sept. 30

Operating revenue	63,315	52,134

Costs and operating expenses	50,702	40,871

Investment income	11,926	10,359

Net income attributable to Apco	17,702	16,731

Per share	0.60	0.57

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and two exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks associated with future weather conditions and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Mar. 12, 2010, and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.